UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): (September 15, 2023)

ALPHA TEKNOVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40538	94-3368109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2451 Bert Drive

Hollister, CA 95023

(Address of Principal Executive Offices) (Zip Code)

(831) 637-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Concurrent Registered Direct Offering and Private Placements

On September 15, 2023, Alpha Teknova, Inc. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) in connection with a registered direct offering (the “Registered Direct Offering”) with certain accredited investors and qualified institutional buyers. On September 15, 2023, the Company also entered into a securities purchase agreement (the “PIPE Purchase Agreement” and, together with the Registered Direct Purchase Agreement, the “Purchase Agreements”) and a registration rights agreement (the “Registration Rights Agreement”) in connection with a concurrent private placement (the “PIPE Private Placement”) with certain accredited investors and qualified institutional buyers.

Pursuant to the Registered Direct Purchase Agreement, the Company agreed to offer and sell in the Registered Direct Offering 1,086,485 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) at an offering price of $1.85.

Pursuant to the PIPE Purchase Agreement, the Company agreed to offer and sell in the PIPE Private Placement 11,299,993 shares of Common Stock (the “PIPE Shares”), at the same offering price of $1.85.

The Company’s controlling stockholder, Telegraph Hill Partners Management Company LLC, through its affiliates Telegraph Hill Partners IV, L.P. and THP IV Affiliates Fund, LLC, its President and Chief Executive Officer and a member of its board of directors, Stephen Gunstream, its Chief Financial Officer, Matthew Lowell, and its General Counsel and Chief Compliance Officer, Damon Terrill, and the Mackowski Family Trust, which is affiliated with J. Matthew Mackowski, a member of the Company’s board of directors, participated in the PIPE Private Placement and purchased an aggregate of 9,054,052 shares of common stock on the same terms as the other investors.

The Company received aggregate gross proceeds of $22.915 million from the Registered Direct Offering and PIPE Private Placement (collectively, the “Offerings”), before deducting offering expenses payable by the Company.

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before October 30, 2023 to register for resale the PIPE Shares. The Company shall use its commercially reasonable efforts to cause the registration statement covering the aforementioned securities to be declared effective as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement (or in the event of a full review by the SEC, the 120th calendar day following the date of the Registration Rights Agreement). Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Company to certain liquidated damages.

The Offerings closed on September 19, 2023.

The 1,086,485 shares of Common Stock sold in the Registered Direct Offering were offered and sold pursuant to a prospectus supplement, dated September 19, 2023, in connection with the Company’s registration statement on Form S-3 (File No. 333-265987), which registration statement was filed on July 1, 2022 and declared effective on July 12, 2022. A copy of the opinion of Paul Hastings LLP relating to the validity of the securities issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

The PIPE Shares were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated under the Securities Act.

The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreement are not complete and are qualified in their entirety by references to the full text of the Purchase Agreements and the Registration Rights Agreement, respectively, which are filed as exhibits to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Amendments to the Amended Credit Agreement

On September 19, 2023, the Company entered into limited waivers and amendments (collectively “Amendment No. 4”) to (i) the May 10, 2022, Amended and Restated Credit and Security Agreement (Term Loan), as amended on November 8, 2022, March 28, 2023, and July 13, 2023, and (ii) the May 10, 2022, Amended and Restated Credit and Security Agreement (Revolving Loan) as amended on November 8, 2022, March 28, 2023, and July 13, 2023 (together, the “Amended Credit Agreement”), in each case with the Company as borrower and with MidCap Financial Trust (“MidCap”) as agent and lender, and the additional lenders from time to time party thereto. Amendment No. 4 modifies the credit facility established under the Amended Credit Agreement, consisting of a $52.135 million senior secured term loan (the “Term Loan” or, as amended by Amendment No. 4, the “Amended Term Loan”) and a $5.0 million working capital facility.

The Amended Credit Agreement includes minimum net revenue requirements that are measured on a trailing twelve-month basis and a minimum cash requirement. As previously disclosed, the Company determined that it was not in compliance with the trailing twelve months minimum net revenue covenant as of July 31, 2023. Amendment No. 4 includes a waiver from MidCap of the revenue covenant violation for the period ending July 31, 2023. As a condition to the effectiveness of Amendment No. 4, the Company prepaid the principal amount of the Term Loan in an amount equal to $10.0 million (the “Term Loan Prepayment”). Amendment No. 4 reduced these requirements for future periods up to and including for the twelve months ending December 31, 2025—for example, the Company’s minimum net revenue requirement was reduced (i) for the twelve months ending December 31, 2023, from $42.0 million to $36.5 million, (ii) for the twelve months ending December 31, 2024, from $49.0 million to $42.0 million, and (iii) for the twelve months ending December 31, 2025, from $58.8 million to $50.0 million. Amendment No. 4 also removed those requirements for the periods ending January 31, 2026 through March 31, 2027, instead requiring that for each applicable twelve-month period ending after December 31, 2025, the Company’s minimum net revenue requirement will be determined by MidCap in its reasonable discretion in consultation with the Company’s senior management and based on financial statements and projections delivered to MidCap in accordance with the financial reporting requirements in the Amended Credit Agreement, so long as the minimum net revenue requirements for those periods shall not be less than the greater of (x) the applicable minimum net revenue requirement for the twelve-month period ending on the last day of the immediately preceding month and (y) $50.0 million. In addition, the minimum cash requirement was reduced from $10.0 million to $9.0 million. Concurrent with Amendment No. 4, the exit fee due on the date of termination of the Amended Term Loan, or the date on which the obligations under the Amended Term Loan become due and payable in full, increased from 8.5% percent to 9.0% of the total aggregate principal amount of term loans made pursuant to the Term Loan (including amendments thereto) as of such date. The Company will not pay a prepayment fee in connection with the Term Loan Prepayment. Finally, Amendment No. 4 conditions the next borrowing under the Revolving Loan on the Company achieving net revenue for the preceding twelve-month period of at least $45.0 million. Other than the modifications described above, the Amended Credit Agreement is unmodified in all other material respects.

This summary of the amendments comprising Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of those amendments, which are filed as exhibits to this Current Report and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report regarding the PIPE Shares are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On September 18, 2023, the Company issued a press release announcing the pricing of the Registered Direct Offering and the PIPE Private Placement. On September 19, 2023, the Company issued a press release announcing the closing of the Registered Direct Offering, the PIPE Private Placement and the amendments to the Amended Credit Agreement. Copies of the press releases are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Paul Hastings LLP.

10.1*	Form of Securities Purchase Agreement, dated September 15, 2023 (Registered Direct Offering).

10.2*	Form of Securities Purchase Agreement, dated September 15, 2023 (PIPE Private Placement).

10.3	Form of Registration Rights Agreement, dated September 15, 2023.

10.4*	Limited Waiver and Amendment No. 4 to the Amended and Restated Credit and Security Agreement (Term Loan), by and among Alpha Teknova, Inc. and MidCap Financial Trust, as agent and as a lender, and the additional lenders from time to time party thereto.

10.5*	Limited Waiver and Amendment No. 4 to the Amended and Restated Credit and Security Agreement (Revolving Loan), by and among Alpha Teknova, Inc. and MidCap Financial Trust, as agent and as a lender, and the additional lenders from time to time party thereto.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 18, 2023.

99.2	Press Release, dated September 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC. (Registrant)

Date: September 19, 2023	By:	/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer